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                                                                     EXHIBIT 5.1

                               SEPTEMBER 23, 2002

Daisytek International Corporation
1025 Central Expressway South
Suite 200
Allen, Texas 75013

Re: Registration of 140,042 shares of Common Stock, par value $.01 per share, pursuant to a Registration Statement on Form S-3

Gentlemen:

         At the request of Daisytek International Corporation, a Delaware corporation (the "Company"), this opinion is being furnished to the Company for filing as Exhibit 5.1 to the Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to 140,042 shares (the "Shares") of the Common Stock, par value $.01 per share, of the Company that are being registered for resale by the selling security holders identified in the Registration Statement.

         This opinion is being delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act.

         In our capacity as counsel to the Company and for the purpose of rendering the opinions hereinafter expressed, we have relied solely upon the documents, certificates and other items described on Exhibit A attached hereto and have made no other investigation or inquiry.

         This opinion letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this opinion letter should be read in conjunction therewith. The general qualifications of the Accord apply to all of the opinions set forth herein.

         Based solely upon the foregoing, and subject to the qualifications, limitations, and assumptions set forth in the Accord and set forth below, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

         For purposes of rendering the above opinion, we have assumed with respect to shares of Common Stock issued after the date hereof, (i) the receipt of proper consideration for the issuance thereof in excess of the par value thereof, (ii) the availability of a sufficient number of shares of Common Stock authorized by the Company's Amended and Restated Certificate of Incorporation then in effect, and (iii) that no change occurs in the applicable law or the pertinent facts.

         The opinion set forth above is limited to the General Corporation Law of the State of Delaware and no opinion is expressed herein as to matters governed by any other law.

         This opinion is rendered solely to you in connection with the foregoing matters. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and also to the use of our name in the Registration Statement and the prospectus that is deemed to be a part thereof under the caption Legal Matters as having passed upon certain legal matters in connection with the Shares. By so consenting, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                           Very truly yours,

                                           MUNSCH HARDT KOPF & HARR, P.C.



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                                    EXHIBIT A

1. Amended and Restated Certificate of Incorporation of the Company, as amended.

2. Amended and Restated Bylaws of the Company, as amended.

3. Certificate of Existence and Good Standing of the Company issued by the Secretary of State of Delaware on September 23, 2002.

4. The Recommended Offer by Robert W. Baird Limited on behalf of Daisytek UK Limited, a wholly-owned subsidiary of Daisytek International Corporation, for ISA International plc, pursuant to the Offer Document dated May 23, 2002.

5. The Registration Statement, together with all exhibits thereto.

6. Telephone confirmation by the Secretary of State of Delaware on the date hereof that the Company is existing and in good standing under the laws of the State of Delaware.